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Exhibit 10.2

EMPLOYMENT AGREEMENT

        This Employment Agreement ("Agreement") is made and entered into as of November 8, 2007 by and between Golf Trust of America, Inc., a Maryland corporation (the "Company"), and Michael Pearce (the "Employee").

        WHEREAS, the parties desire that the Employee become the Chief Executive Officer and President of the Company, subject to the terms and conditions of this Agreement.

        NOW, THEREFORE, the parties, intending to be legally bound and in consideration of the promises and mutual covenants and agreements contained herein, hereby stipulate and agree as follows:

        1.     Term of Employment.    The Company hereby employs the Employee, and the Employee hereby accepts employment from the Company, for the period commencing as of November 8, 2007.

        2.     Duties of Employee.

          (a)   The Employee shall be employed by the Company as its Chief Executive Officer and President. Employee's duties shall include, but not be limited to, those duties and responsibilities set forth in the Company's Second Amended and Restated Articles of Incorporation and the Company's Bylaws, as either may be amended from time to time (the "Duties"). In addition to these services, the Duties will include such other services and duties commensurate with the Employee's position with the Company as the Board of Directors of the Company (the "Board) may, from time to time, assign to the Employee.

          (b)   The Employee shall at all times discharge the Employee's responsibilities and duties in compliance with the rules and regulations of the Company and in accordance with the policies and directives of the Company adopted from time to time.

          (c)   The Employee shall serve the Company faithfully in the performance of the Employee's Duties and shall devote the Employee's time and best efforts to the Employee's employment, including the requirements of the Company and the performance of the Employee's Duties. The Employee shall not during the term of this Agreement be engaged in any other business activity which interferes with the Employee's obligations under this Agreement, whether or not such business activity is pursued for gain, profit, or other pecuniary advantage, without the prior written approval of the Board.

        3.     Compensation.    For all services rendered by Employee under this Agreement, the Employee shall be entitled to compensation in accordance with the following:

          (a)   Base Salary.    From the commencement of employment, the Employee shall be paid an annual salary ("Annual Base Salary") of $144,000. The Employee shall be paid according to the Company's normal payroll practices, less normal and appropriate withholdings. This Annual Base Salary shall be adjusted by the Company on an annual basis to account for cost of living changes (as determined by the Company in its reasonable discretion), and may also be increased based on merit at the Company's discretion.

          (b)   Stock Options.    In the event that the Golf Trust of America, Inc. 2007 Stock Option Plan (the "2007 Plan") is approved by the Company's stockholders at the 2007 Annual Meeting of Stockholders to be held on December 14, 2007 (the "2007 Annual Meeting"), the Employee will receive, on December 14, 2007, a grant of 275,000 options to purchase the Company's common stock at an exercise price equal to the closing price of the Company's common stock on the American Stock Exchange (the "Closing Price") on the date of grant (the "Stock Options"). The Stock Options will vest on each of the first three anniversaries of the grant date in the following amounts: 91,667 on December 14, 2008; 91,667 on December 14, 2009 and 91,666 on December 14, 2010; provided, that all unvested Stock Options will automatically vest upon a termination Without Cause (as defined below), the Employee's death or Disability (as defined below) or a change of control of the Company or other similar fundamental corporate transaction. The Stock Options will be granted in accordance with the terms and conditions of the 2007 Plan and any grant agreement entered into by and between the Company and the Employee.

          (c)   Stock Appreciation Rights.    The Company hereby grants to the Employee 275,000 Stock Appreciation Rights (the "SARs") at an exercise base price equal to the Closing Price on the date hereof (the "Exercise Base Price"). The SARs will vest on each of the first three anniversaries of the grant date in the following amounts: 91,667 on November 8, 2008; 91,667 on November 8, 2009 and 91,666 on November 8, 2010; provided, that all unvested SARs will automatically vest upon a termination Without Cause (as defined below), the Employee's death or Disability (as defined below) or a change of control of the Company or other similar fundamental corporate transaction. Once vested, the SARs will provide the Employee the right to receive a cash payment for each exercised SAR equal to the Closing Price on the date of exercise minus the Exercise Base Price. The SARs will be granted in accordance with the terms and conditions of a Stock Appreciation Rights Grant Agreement entered into by and between the Company and the Employee. If the 2007 Plan is approved by the Company's stockholders at the 2007 Annual Meeting, the SARs granted hereunder will automatically terminate upon the grant of the Stock Options pursuant to Section 3(b) above without any payment to the Employee.

        4.     Fringe Benefits.    The Employee shall receive with other similarly situated employees of the Company, all of the fringe benefits to be established by the Company, together with the following additional fringe benefits, provided that the Employee is otherwise eligible and desires to participate.

          (a)   Reimbursement for all business expenses which are ordinary, necessary and reasonable, including, without limitation, travel expenses, incurred by the Employee in accordance with the policies, practices and procedures of the Company that may be in effect from time to time and in connection with the performance of the Employee's Duties; provided that the Employee presents appropriate substantiation for such expenses in a form acceptable to the Internal Revenue Services and in compliance with the Company's then applicable policy.

          (b)   The Employee shall be entitled to participate in all Company sponsored group insurance policies and programs or elect to have the Company remit premiums on his behalf for third-party health coverage if such coverage is less costly than the Company-provided programs.

          (c)   During each full calendar year of employment, the Employee shall be entitled to four weeks of paid vacation time. The Employee shall also be paid for observed Company holidays.

        5.     Termination of Employment.    This Agreement shall terminate as follows:

          (a)   Death or Disability.    The Employee's employment shall terminate automatically upon the Employee's death. For purposes of this Agreement, the Employee shall be deemed to be "Disabled" (the defined term including "Disability") if the Employee suffers an illness or disability resulting in the Employee's inability to perform the essential functions of the Employee's Duties hereunder, with or without reasonable accommodation, for a period of one-hundred eighty (180) consecutive days. If the Employee is Disabled, then the Company shall give to the Employee written notice of its intention to terminate the Employee's employment. In such event, the Employee's employment with the Company shall terminate effective on the thirtieth (30th) day after receipt of such notice by the Employee provided that, within the thirty (30) days after such receipt, the Employee shall not have returned to full time performance of Employee's Duties.

          (b)   Cause.    The Company may terminate the Employee's employment at any time, without notice and with immediate effect, for Cause. For purposes of this Agreement, "Cause" shall mean:

      (i)
      a material breach by the Employee of the Employee's Duties and obligations as set forth in this Agreement (other than due to Disability), which material breach is not remedied within five (5) business days after receipt of written notice from the Company specifying such a breach;

      (ii)
      the conviction of the Employee of a felony;

      (iii)
      actions by the Employee involving moral turpitude;

      (iv)
      any willful or material misconduct of the Employee, including, without limitation, misconduct involving fraud or dishonesty in the performance of the Employee's Duties or obligations under this Agreement or conduct which is deemed, in the sole judgment of the Company, to be injurious to the Company; or

      (v)
      the Employee's illegal use of controlled substances.

          (c)   Without Cause.    Either the Employee or the Company may terminate this Agreement "Without Cause" upon thirty (30) days written notice.

        6.     Obligations of Employee and the Company Upon Termination.    The parties agree as follows:

          (a)   Death or Disability.    If the Employee's employment is terminated by reason of the Employee's death or Disability, the Employee or the Employee's estate shall be paid the Employee's salary described in Paragraph 3 of this Agreement, together with those fringe benefits described in Paragraph 4 above, through the end of the month during which the Employee's death occurs or during which the Disability effective date falls.

          (b)   Cause.    If the Employee's employment is terminated for Cause, such termination for Cause shall constitute an immediate termination of the Company's obligations pursuant to Paragraphs 3 and 4 of this Agreement. The Employee shall not be entitled to any compensation or benefits beyond the effective date of such termination for Cause.

          (c)   Without Cause.

      (i)
      By the Company.    If the Employee's employment is terminated by the Company Without Cause, then the Company shall pay to the Employee his Annual Base Salary for three months following such termination of employment, payable on regular Company paydays.

      (ii)
      By Employee.    If the Employee resigns from employment, such resignation shall constitute an immediate termination of the Company's obligations pursuant to Paragraphs 3 and 4 of this Agreement and the Employee shall not be entitled to any compensation or benefits beyond the effective date of such resignation. However, the Company may waive such notice, and pay to the Employee his remaining Annual Base Salary in lieu of his completing the notice period. Notwithstanding the above, if the Employee's resignation is the result of a material breach by the Company of its obligations hereunder or as a result of a material diminution in the Employee's Duties, then the Company shall pay to the Employee his Annual Base Salary for three months following such termination of employment, payable on regular Company paydays.

        7.     Covenant Not to Disclose Confidential Information.

          (a)   It is stipulated and agreed that as a result of Employee's employment by the Company, and as a result of Employee's continued employment hereunder, Employee has and will have access to valuable, highly confidential, privileged and proprietary information not generally available in the public domain relating to the Company's business (the "Confidential Information"). For purposes of this Agreement, "Confidential Information" means customer lists, customer requirements and specifications, financial data, sales figures, costs and pricing figures, marketing and other business plans, product development information, product design information, computer programs and listings, marketing concepts, personnel matters, drawings, specifications, instructions, methods, processes, techniques, shop practices, formulae or any other information relating to the Company's sales, technology, research data, and all other know-how, trade secrets or proprietary information, or any copies, elaborations, modifications and adaptations thereof, which are in the possession of the Company and which have not been published or disclosed to, and are not otherwise known to, the public. It is further acknowledged that the unauthorized use or disclosure by Employee of any of the Confidential Information would seriously damage the Company in its Business.

          (b)   As a consequence of the above, with respect to any Confidential Information which is obtained by Employee during or as the result of Employee's performance of services for the Company and/or its customers, vendors, suppliers and distributors and which is not generally available to the public, whatever its nature and form and whether obtained orally, by observation, from written materials or otherwise, Employee agrees as follows. During the term of this Agreement and after its termination or expiration for any reason:

      (i)
      Employee will hold all such Confidential Information in strict confidence and will not use, publish, divulge or otherwise reveal or allow to be revealed any portion thereof to any third person, company or other entity, except to or with the prior written consent of the President of the Company;

      (ii)
      Employee will use all reasonable precautions to assure that all such Confidential Information is properly protected and kept from unauthorized persons or entities, and will immediately report to the President of the Company any misuse of such Confidential Information that Employee may encounter by another person or entity;

      (iii)
      Employee will make no use of any such Confidential Information except such use as is required in the performance of Employee's services for the Company or its customers; and

      (iv)
      Upon termination of Employee's employment with the Company for any reason, or upon the Company's request, Employee will immediately deliver to the Company all documents, software, hardware, written materials and other items which contain such Confidential Information. After the termination of Employee's employment with the Company for any reason, Employee will not, without the President's prior written consent, use, divulge, disclose, furnish or make accessible to any third person, company or other entity, any aspect of the Confidential Information.

        8.     Remedies.    It is stipulated that a breach by the Employee of the provisions of Paragraph 7 would cause irreparable damage to the Company. The Company, in addition to any other rights or remedies which the Company may have, shall be entitled to an injunction restraining the Employee from violating or continuing any violation of the provisions of Paragraph 7. Such right to obtain injunctive relief may be exercised at the option of the Company, concurrently with, prior to, after or in lieu of, the exercise of any other rights or remedies which the Company may have as a result of any such breach or threatened breach.

        9.     Acknowledgment of Reasonableness.    The Employee has carefully read and considered the provisions of this Agreement, has had the opportunity for consultation with an attorney of the Employee's choice and agrees that the restrictions set forth herein are fair and reasonably required for the protection of the Company.

        10.   Other Agreements/Warranties.    The Employee warrants that Employee is not bound by the terms of a confidentiality agreement or non-competition agreement or any other agreement with a former employer or other third party which would preclude the Employee from accepting employment with the Company or which would preclude the Employee from effectively performing the Employee's Duties.

        11.   Surrender of Books and Records.    The Employee acknowledges that all files, computer disks, records, lists, designs, specifications, books, products, plans and other materials or property owned or used by the Company in connection with the conduct of its business shall at all times remain the property of the Company, and that upon termination or expiration of this Agreement for any reason or upon the request of the Company, the Employee will immediately surrender to the Company all such materials.

        12.   Entire Agreement.    This Agreement contains the entire agreement of the parties hereto and supersedes and replaces all prior agreements, arrangements and understandings, whether written or oral. Moreover, this Agreement shall not be modified or changed in any respect except by a writing executed by both parties hereto.

        13.   Successors and Assigns.    The rights and obligations of the Employee under this Agreement, including but not limited to the provisions of Paragraph 7 herein, shall inure to the benefit of the Company, its successors and assigns, and shall be binding upon the Employee and the Employee's respective successors, heirs and assigns. The Company shall have the right to assign, transfer or convey this Agreement to its affiliated companies, successor entities, or assignees or transferees of substantially all of the Company's business activities. This Agreement, being personal in nature to the Employee, may not be assigned by the Employee without the Company's prior written consent.

        14.   Notice.    All notices required and permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when mailed by certified or registered mail, return receipt requested, addressed to the intended recipient as follows, or at such other address as is provided by either party to the other:

If to the Company:	Golf Trust of America, Inc. 10 North Adger's Wharf Charleston, South Carolina 29401 Attn: Chairman of the Board
If to the Employee:	Michael Pearce
213 Rhododendron Drive Chapel Hill, North Carolina 27517

        15.   Governing Law.    This Agreement shall, in all respects, be governed by and construed according to the laws of the State of South Carolina, notwithstanding any South Carolina or other conflict-of-interest provisions to the contrary.

        16.   General Provisions.

          (a)   This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

          (b)   The parties may waive in writing any breach or non-fulfillment by the other party of any provision of this Agreement. Any waiver of a breach of any provision of this Agreement shall not operate or be construed as a waiver of, or estoppel with respect to, any subsequent breach.

          (c)   The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          (d)   The provisions of Paragraph 7 of this Agreement shall survive the termination of the Employee's employment with the Company for any reason.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first above written.

Employee:
/s/ MICHAEL PEARCE 11-8-08 Michael Pearce
Golf Trust of America, Inc.
Electronic Consent of the Board of Directors 11-8-08 By: Board of Directors Its:

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  Exhibit 10.2
EMPLOYMENT AGREEMENT